Exhibit (99)(a)

Wells Fargo & Company

Supplementary Consolidating Financial Information

(Unaudited)

As of September 30, 2013 and For the Nine Months Ended September 30, 2013

The “Bank” as noted herein refers to Wells Fargo Bank, National Association

Wells Fargo & Company

Supplementary Consolidating Income Statement Information (Unaudited)

	Nine months ended September 30, 2013
(in millions)	The Bank	Other subsidiaries and eliminations	Wells Fargo Consolidated
Interest income
Trading assets	$203	795	998
Securities available for sale	5,320	677	5,997
Mortgages held for sale	641	428	1,069
Loans held for sale	10	-	10
Loans	24,295	2,369	26,664
Other interest income	500	15	515

Total interest income	30,969	4,284	35,253

Interest expense
Deposits	1,086	(46)	1,040
Short-term borrowings	102	(56)	46
Long-term debt	702	1,248	1,950
Other interest expense	25	195	220

Total interest expense	1,915	1,341	3,256

Net interest income	29,054	2,943	31,997
Provision for credit losses	1,859	87	1,946
Net interest income after provision for credit losses	27,195	2,856	30,051

Noninterest income
Service charges on deposit accounts	3,740	-	3,740
Trust and investment fees	1,899	8,073	9,972
Card fees	2,270	94	2,364
Other fees	2,869	352	3,221
Mortgage banking	7,225	(21)	7,204
Insurance	17	1,344	1,361
Net gains (losses) from trading activities	1,794	(496)	1,298
Net gains (losses) on debt securities available for sale	(36)	21	(15)
Net gains (losses) from equity investments	(86)	904	818
Lease income	364	151	515
Other	2,327	(1,687)	640

Total noninterest income	22,383	8,735	31,118

Noninterest expense
Salaries	9,975	1,366	11,341
Commission and incentive compensation	3,508	4,096	7,604
Employee benefits	2,730	1,143	3,873
Equipment	1,331	86	1,417
Net occupancy	1,859	304	2,163
Core deposit and other intangibles	1,071	58	1,129
FDIC and other deposit assessments	728	37	765
Other	7,442	1,023	8,465

Total noninterest expense	28,644	8,113	36,757

Income before income tax expense	20,934	3,478	24,412
Income tax expense	6,646	1,255	7,901

Net income before noncontrolling interests	14,288	2,223	16,511
Less: Net income from noncontrolling interests	193	50	243

Net income	$14,095	2,173	16,268

Net income applicable to common stock	$14,095	1,425	15,520

Wells Fargo & Company

Supplementary Consolidating Statement of Comprehensive Income (Unaudited)

	Nine months ended September 30, 2013
(in millions)	The Bank	Other subsidiaries and eliminations	Wells Fargo Consolidated

Net income	$14,095	2,173	16,268

Other comprehensive income (loss), net of tax:
Securities available for sale	(3,792)	78	(3,714)
Derivatives and hedging activities	(184)	33	(151)
Defined benefit plans adjustments	-	808	808
Foreign currency translation adjustments	(21)	(17)	(38)

Other comprehensive income (loss), net of tax, before noncontrolling interests	(3,997)	902	(3,095)
Less: Other comprehensive income from noncontrolling interests	-	266	266

Other comprehensive income (loss), net of tax	(3,997)	636	(3,361)

Comprehensive income	10,098	2,809	12,907
Comprehensive income (loss) from noncontrolling interests	193	316	509

Total comprehensive income	$10,291	3,125	13,416

Wells Fargo & Company

Supplementary Consolidating Balance Sheet Information (Unaudited)

	September 30, 2013
(in millions)	The Bank	Other subsidiaries and eliminations	Wells Fargo Consolidated

Assets
Cash and due from banks	$18,719	209	18,928
Federal funds sold, securities purchased under resale agreements and other short-term investments	173,521	8,515	182,036
Trading assets	31,965	28,238	60,203
Securities available for sale	223,056	36,343	259,399
Mortgages held for sale	15,186	10,209	25,395
Loans held for sale	204	-	204

Loans	769,074	43,251	812,325
Allowance for loan losses	(12,970)	(2,189)	(15,159)

Net loans	756,104	41,062	797,166

Mortgage servicing rights:
Measured at fair value	14,679	(178)	14,501
Amortized	1,205	(1)	1,204
Premises and equipment, net	8,487	633	9,120
Goodwill	21,549	4,088	25,637
Other assets	63,321	30,941	94,262

Total assets	$1,327,996	160,059	1,488,055

Liabilities
Noninterest-bearing deposits	$255,760	24,151	279,911
Interest-bearing deposits	787,753	(25,793)	761,960

Total deposits	1,043,513	(1,642)	1,041,871
Short-term borrowings	28,748	25,103	53,851
Accrued expenses and other liabilities	45,261	27,047	72,308
Long-term debt	71,481	79,731	151,212

Total liabilities	1,189,003	130,239	1,319,242

Equity
Stockholders’ equity:
Preferred stock	-	15,549	15,549
Common stock	519	8,617	9,136
Additional paid-in capital	102,971	(42,783)	60,188
Retained earnings	31,335	57,290	88,625
Cumulative other comprehensive income (loss)	3,147	(858)	2,289
Treasury stock	-	(7,290)	(7,290)
Unearned ESOP shares	-	(1,332)	(1,332)

Total stockholders’ equity	137,972	29,193	167,165
Noncontrolling interests	1,021	627	1,648

Total equity	138,993	29,820	168,813

Total liabilities and equity	$1,327,996	160,059	1,488,055

Wells Fargo & Company

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information (Unaudited)

	Nine months ended September 30, 2013
(in millions)	The Bank	Other subsidiaries and eliminations	Wells Fargo Consolidated

Preferred stock
Balance, December 31, 2012	$-	12,883	12,883
Preferred stock issued to ESOP	-	1,200	1,200
Preferred stock converted to common shares	-	(884)	(884)
Preferred stock issued	-	2,350	2,350

Balance, September 30, 2013	-	15,549	15,549

Common stock
Balance, December 31, 2012	519	8,617	9,136

Balance, September 30, 2013	519	8,617	9,136

Additional paid-in capital
Balance, December 31, 2012	101,833	(42,031)	59,802
Business combinations	258	(258)	-
Capital infusion	880	(880)	-
Common stock issued	-	18	18
Common stock repurchased	-	(200)	(200)
Preferred stock issued to ESOP	-	108	108
Preferred stock released by ESOP	-	(78)	(78)
Preferred stock converted to common shares	-	164	164
Preferred stock issued	-	(33)	(33)
Common stock dividends	-	61	61
Tax benefit from stock incentive compensation	-	229	229
Stock incentive compensation expense	-	585	585
Net change in deferred compensation and related plans	-	(468)	(468)

Balance, September 30, 2013	102,971	(42,783)	60,188

Retained earnings
Balance, December 31, 2012	24,167	53,512	77,679
Net income	14,095	2,173	16,268
Business combinations	73	(73)	-
Common stock issued	-	(10)	(10)
Common stock dividends	(7,000)	2,435	(4,565)
Preferred stock dividends	-	(747)	(747)

Balance, September 30, 2013	31,335	57,290	88,625

Cumulative other comprehensive income
Balance, December 31, 2012	7,144	(1,494)	5,650
Other comprehensive income (loss), net of tax	(3,997)	636	(3,361)

Balance, September 30, 2013	3,147	(858)	2,289

Treasury stock
Balance, December 31, 2012	-	(6,610)	(6,610)
Common stock issued	-	2,372	2,372
Common stock repurchased	-	(3,778)	(3,778)
Preferred stock converted to common shares	-	720	720
Net change in deferred compensation and related plans	-	6	6

Balance, September 30, 2013	-	(7,290)	(7,290)

Unearned ESOP shares
Balance, December 31, 2012	-	(986)	(986)
Preferred stock issued to ESOP	-	(1,308)	(1,308)
Preferred stock released by ESOP	-	962	962

Balance, September 30, 2013	-	(1,332)	(1,332)

Total stockholders’ equity
Balance, December 31, 2012	133,663	23,891	157,554

Balance, September 30, 2013	137,972	29,193	167,165

Noncontrolling interests
Balance, December 31, 2012	1,070	287	1,357
Net income	193	50	243
Other comprehensive income, net of tax	-	266	266
Noncontrolling interests	(242)	24	(218)

Balance, September 30, 2013	1,021	627	1,648

Total equity, September 30, 2013	$138,993	29,820	168,813